                                                                    Exhibit 23.4

                 Consent of Charles R. Wilson & Associates, Inc.


We hereby consent to the references to our firm under "The Merger -- Real Estate Portfolio Appraisal by TNG" in the Information Statement and Prospectus which is a part of this Registration Statement and to the other references to our firm therein.

                                        /s/ CHARLES R. WILSON & ASSOCIATES, INC.


May 30, 2002
Pasadena, California